                                                                                          Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-8840) pertaining to the 1st Source Corporation Employees’ Stock Ownership and Profit Sharing Plan, formerly 1st Source Corporation Employees’ Profit Sharing Plan and Trust, of our report dated June 25, 2007, with respect to the financial statements and schedule of the 1st Source Corporation Employees’ Stock Ownership and Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/Ernst & Young LLP

Chicago, Illinois
June 25, 2007